Exhibit 99.1

Sigma Additive Solutions, Inc. Announces Transition to NextTrip, Inc.

Corporate Name Change Reflects Strategic Business Transition Following Acquisition of Travel Technology Company NextTrip Holdings, Inc.

NextTrip, Inc. to Begin Trading on the Nasdaq Capital Market Under New Ticker Symbol “NTRP” on March 13, 2024

Santa Fe, NM – March 12, 2024 – Sigma Additive Solutions, Inc. (NASDAQ:SASI) (“Sigma”, “we,” “our,” or the “Company”) today announced that, effective Wednesday, March 13, 2024, it will change its corporate name to, and begin operating as, “NextTrip, Inc.”, reflecting the transition of the Company following its acquisition of NextTrip Holdings, Inc., a travel technology company based in Sunrise, Florida.

In conjunction with the change, the Company’s common stock will begin trading on the Nasdaq Capital Market (NASDAQ) under the new ticker symbol “NTRP”, effective at the open of market trading on March 13, 2024. All stock trading, filings and market-related information will be reported under the new stock symbol going forward. No action is required from Sigma’s stockholders and the CUSIP number for the Company’s common stock will remain unchanged. The Company has also changed its corporate web address to www.nexttrip.com.

Bill Kerby, Chief Executive Officer of the Company, commented, “With the sale of all the legacy assets related to additive quality assurance and the close of the acquisition in December providing a clean structure, our business has fully transitioned to NextTrip. Accordingly, we will begin operating as NextTrip, including our corporate name and ticker symbol. We are now completely focused on our travel and travel media operations, giving legacy shareholders the opportunity to benefit from future growth.

“We are positioning NextTrip as an innovative player in the travel industry, leveraging over 200 direct relationships with blue-chip travel organizations, as well as major industry suppliers for air, hotel and other travel and travel-related services to ensure robust products and an offering of more than 2 million hotels worldwide. We are just weeks away from the full re-activation and roll-out of our travel booking platform, and the ramp up of marketing to our database of over six million customers. We are excited for the launch of our platform as we continue to see positive momentum for the travel industry, with historic high records of travelers expected to book hotels, flights and curated vacations in 2024. We will also be launching an end-to-end content ecosystem that uses AI assisted travel planning while capturing advertising, building brand awareness, rewarding loyalty and driving bookings. This mix of owned and operated channels includes our own Travel Magazine platform housing a unique FAST TV (Free Ad-supported Streaming TV) model - Compass.TV. The environment is designed to translate content into commerce, supported by some of the top influencers in the travel vlog world. We look forward to the launch and announcing some of our business milestones in the weeks and months ahead, as we work to build long term value for all our shareholders,” concluded Kerby.

About the Company

Prior to its acquisition of NextTrip Holdings, Inc. (“NextTrip) in December 2023, the Company served as a provider of in-process quality assurance (IPQA™) solutions to the additive manufacturing industry. It specialized in the development and commercialization of real-time monitoring and analytics known as PrintRite3D® for 3D metal and polymer advanced manufacturing technologies.

As previously disclosed in the Company’s filings with the SEC, the Company completed its acquisition of NextTrip in December 2023. With the sale of assets related to its additive quality assurance now complete, the Company’s business has transitioned to that of NextTrip. The impending corporate name and ticker symbol change is intended to further align the Company with the new business.

NextTrip is a technology-driven platform delivering innovative travel booking and travel media solutions. NextTrip Leisure provides individual and group travelers with vacations to the most popular and sought-after destinations in Mexico, the Caribbean and across the world. NextTrip Media platform – Travel Magazine offers a social media platform for viewers to explore, educate and share with friends their “bucket list” travel. Additionally, NextTrip is launching an end-to-end content ecosystem that uses AI assisted travel planning capturing advertising, building brand awareness, rewarding loyalty and driving bookings. For more information and to book a trip, visit www.nexttrip.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including continuing risks relating to the recent acquisition of NextTrip and post-closing matters related to the asset sale to Divergent. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, post-closing matters related to the NextTrip acquisition and the asset sale. Sigma disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise, except as required by applicable law. For additional information regarding risks and uncertainties that could impact Sigma’s forward-looking statements, please see disclosures contained in the Definitive Proxy Statement filed by Sigma with the SEC on December 1, 2023 and Sigma’s other filings with the SEC, including the “Risk Factors” in Sigma’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and which may be viewed at www.sec.gov.

Contacts

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

SASI@mzgroup.us

www.mzgroup.us